SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2011

GreenCell, Incorporated

(Exact name of registrant as specified in its charter)

Florida	333-167147	27-1439209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Keuka Business Park, Penn Yan, New York	14527
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 315-694-7134

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2011, GreenCell, Incorporated and four of our unsecured creditors, holding promissory notes with a total principal and unpaid interest balance due of $205,000, agreed to exchange the entirety of the balance due on the notes for shares of our restricted common stock at a rate of $0.10 per share, resulting in the issuance of a total of 2,050,000 shares to our creditors. The exchange was effective May 25, 2011 and results in the effective elimination of $205,000 in debt obligations from our balance sheet.

SECTION 3 – Securities and Trading Markets.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The Company claims an exemption from the registration requirements of the Act for the private placement of the securities referenced herein pursuant to Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, no advertising or general solicitation was employed in offering, the creditors exchanging their debt for our restricted common stock were accredited investors, the creditors had access to information about us and their investment, the creditors took the securities for investment and not resale, and we took appropriate measures to restrict the subsequent transfer of the common stock issued, including the use of a restrictive legend on the printed certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GreenCell, Incorporated

/s/ Dan Valladao
Dan Valladao

Date: May 31, 2011